The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Amendment No. 1 Dated January 25, 2022† to the Preliminary Pricing Supplement Dated January 20, 2022 Registration Statement No. 333-253432	January 2022 Filed pursuant to Rule 424(b)(3) (To Prospectus dated February 24, 2021, and Product Supplement dated February 24, 2021)

Structured Investments

Opportunities in U.S. and International Equities

Trigger Callable Contingent Yield Securities due on or about February 2, 2027

$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

UBS AG Trigger Callable Contingent Yield Securities (the “securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust (each an “underlying fund” and together the “underlying funds”). If the closing price of each underlying fund is equal to or greater than its coupon barrier on the applicable coupon observation date, UBS will pay you a contingent coupon on the corresponding coupon payment date. If the closing price of any underlying fund is less than its coupon barrier on the applicable coupon observation date, no contingent coupon will be paid on the corresponding coupon payment date. UBS may elect, on or before any applicable coupon observation date (other than the final determination date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing prices of the underlying funds on such coupon observation date. If UBS elects to call the securities prior to maturity, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. If UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level, UBS will pay you a cash payment per security at maturity equal to the stated principal amount, in addition to any contingent coupon otherwise due. If, however, UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, UBS will pay you less than the full stated principal amount per security, if anything, at maturity, resulting in a loss on your initial investment that is proportionate to the decline in the closing price of the underlying fund with the largest percentage decline from its initial price to its final price (the “worst performing underlying fund”) over the term of the securities and you will lose a significant portion or all of your initial investment. The securities are for investors who are willing to risk their principal and seek interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent coupons if the closing price of any underlying fund is less than its coupon barrier on one or more coupon observation dates and the risk of an early call at UBS’ discretion. Investing in the securities involves significant risks. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level. The securities will not pay a contingent coupon on a coupon payment date if the closing price of any underlying fund is less than its coupon barrier on the corresponding coupon observation date. UBS may elect to call the securities at its discretion regardless of the performance of the underlying funds. Higher contingent coupon rates are generally associated with a greater risk of loss. Investors will not participate in any appreciation of any of the underlying funds. The contingent repayment of principal only applies if you hold the securities until the call settlement date or the maturity date, as applicable. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying funds:

Shares of the iShares® MSCI EAFE ETF (Bloomberg Ticker: “EFA UP”)

Shares of the iShares® Russell 2000 ETF (Bloomberg Ticker: “IWM UP”)

Shares of the SPDR® S&P 500® ETF Trust (Bloomberg Ticker: “SPY UP”)

Aggregate principal amount:	$•
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Term:	Approximately 60 months, unless called earlier. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the coupon observation dates, as well as the final determination date and the related coupon payment dates (including the maturity date) to ensure that the stated term of the securities remains the same.
Trade date:	Approximately January 28, 2022
Settlement date:	Expected to be February 2, 2022 (3 business days after the trade date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to two business days before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.
Final determination date:	Expected to be January 28, 2027 subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Valuation Dates — Final Valuation Date” in the accompanying product supplement.
Maturity date:	Expected to be February 2, 2027, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.
Issuer call feature:	UBS may elect, on or before any coupon observation date (other than the final determination date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing prices of the underlying funds on such coupon observation date.
Issuer call amount:	If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable coupon observation date.
Contingent coupon:	▪	If the closing price of each underlying fund is equal to or greater than its coupon barrier on the applicable coupon observation date (including the final determination date), UBS will pay you the contingent coupon for that coupon observation date on the corresponding coupon payment date.
▪	If the closing price of any underlying fund is less than its coupon barrier on the applicable coupon observation date, the contingent coupon for that coupon observation date will not accrue or be payable and UBS will not make any payment to you on the corresponding coupon payment date.

The contingent coupon is a fixed amount based upon equal quarterly installments at the contingent coupon rate.

The contingent coupon per security that would be applicable to each coupon payment date for which the closing price of each underlying fund is equal to or greater than its coupon barrier on the applicable coupon observation date will be: $20.00

Contingent coupons on the securities are not guaranteed. UBS will not pay you the contingent coupon for any coupon observation date on which the closing price of any underlying fund is less than its coupon barrier.

Contingent coupon rate:	The contingent coupon rate is 8.00% per annum.
Coupon payment dates:	Expected to be three business days following the applicable coupon observation date, except that the coupon payment date for the final determination date will be the maturity date.
Coupon observation dates:	Expected to be April 28, 2022, July 28, 2022, October 28, 2022, January 30, 2023, April 28, 2023, July 28, 2023, October 30, 2023, January 29, 2024, April 29, 2024, July 29, 2024, October 28, 2024, January 28, 2025, April 28, 2025, July 28, 2025, October 28, 2025, January 28, 2026, April 28, 2026, July 28, 2026, October 28, 2026 and January 28, 2027, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Date — Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to January 28, 2027 as the final determination date.
Payment at maturity:	•	If UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due on the maturity date.
•	If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to:

$1,000 × (1 + Underlying Return of the Worst Performing Underlying Fund)

You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level.

Underlying return:	With respect to each underlying fund, the quotient, expressed as a percentage, of the following formula: Final Price – Initial Price Initial Price
Worst performing underlying fund:	The underlying fund with the lowest underlying return as compared to any other underlying fund.
Final price:	The closing price of each underlying fund on the final determination date, as determined by the calculation agent.
Initial price:

•, which is the closing price of the shares of the iShares® MSCI EAFE ETF on the trade date

•, which is the closing price of the shares of the iShares® Russell 2000 ETF on the trade date

•, which is the closing price of the shares of the SPDR® S&P 500® ETF Trust on the trade date

Coupon barrier:

•, which is equal to 70% of the initial price of the shares of the iShares® MSCI EAFE ETF

•, which is equal to 70% of the initial price of the shares of the iShares® Russell 2000 ETF

•, which is equal to 70% of the initial price of the shares of the SPDR® S&P 500® ETF Trust

Trigger level:

•, which is equal to 65% of the initial price of the shares of the iShares® MSCI EAFE ETF

•, which is equal to 65% of the initial price of the shares of the iShares® Russell 2000 ETF

•, which is equal to 65% of the initial price of the shares of the SPDR® S&P 500® ETF Trust

CUSIP / ISIN:	90279DWQ5 / US90279DWQ59
Listing:	The securities will not be listed or displayed on any securities exchange or electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security:	100.00%	1.667%(a)	98.00%
+ 0.333%(b)
2.00%
Total:	$•	$•	$•

(1)	UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $20.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:
(a)	a fixed sales commission of $16.67 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $3.33 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the trade date is expected to be between $911.10 and $941.10. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 14 of this document. The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11 herein and “Risk Factors” beginning on page PS-9 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

†This amended pricing supplement supersedes in its entirety the related pricing supplement dated January 20, 2022.

Product supplement dated February 24, 2021	Prospectus dated February 24, 2021

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Prospectus dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000119312521054082/d138688d424b3.htm
♦	Product supplement dated February 24, 2021: http://www.sec.gov/Archives/edgar/data/1114446/000091412121001042/ub55766407-424b2.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refer to the Trigger Callable Contingent Yield Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 24, 2021 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 24, 2021.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

This amended and restated pricing supplement amends, restates and supersedes the pricing supplement related hereto dated January 20, 2022 in its entirety.

January 2022	Page 2

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Investment Summary

The Trigger Callable Contingent Yield Securities due on or about February 2, 2027 based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust, which we refer to as the securities, provide an opportunity for investors to earn a contingent coupon, which will be an amount equal to $20.00 (equivalent to 8.00% per annum of the stated principal amount) per security, but only if the closing price of each underlying fund is equal to or greater than 70% of its respective initial price, which we refer to as its coupon barrier, on the applicable coupon observation date. The contingent coupon, if any, will be payable on the corresponding coupon payment date, which is expected to be three business days after the applicable coupon observation date. It is possible that the closing prices of one or more of the underlying funds could remain below their respective coupon barriers for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent coupons.

If the closing price of any underlying fund is less than its coupon barrier on the applicable coupon observation date, the contingent coupon for that coupon observation date will not accrue or be payable and UBS will not make any payment to you on the corresponding coupon payment date. UBS may elect, on or before any applicable coupon observation date (other than the final determination date), to call the securities at its discretion in whole, but not in part (an “issuer call”), on the coupon payment date corresponding to such coupon observation date (the “call settlement date”), regardless of the closing prices of the underlying funds on such coupon observation date. If UBS elects to call the securities, UBS will pay you on the call settlement date a cash payment per security equal to the stated principal amount plus any contingent coupon otherwise due, and no further payments will be made on the securities. Before UBS elects to call the securities, UBS will deliver written notice to the trustee by the applicable coupon observation date. If UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than 65% of its respective initial price, which we refer to as its trigger level, UBS will pay you a cash payment per security on the maturity date equal to the stated principal amount of $1,000 plus any contingent coupon otherwise due on the maturity date. If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, UBS will pay you a cash payment per security on the maturity date that is significantly less than the stated principal amount, if anything, equal to: (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying fund. You will lose a significant portion or all of your initial investment if UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level. The value of such cash payment will be significantly less than the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion or all of their initial investment and also the risk of not receiving any contingent coupons. In addition, investors will not participate in any appreciation of the underlying funds.

UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing price of any of the underlying funds is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing price of each underlying fund is equal to or greater than its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing price of any underlying fund is less than its coupon barrier and/or when the final price of any underlying fund is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity.

January 2022	Page 3

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Key Investment Rationale

The securities do not guarantee the payment of interest or the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn a contingent coupon equal to $20.00 (equivalent to 8.00% per annum of the stated principal amount) per security, but only if the closing price of each underlying fund is equal to or greater than 70% of its respective initial price, which we refer to as the coupon barrier, on the applicable coupon observation date. UBS may elect, on or before any applicable coupon observation date (other than the final determination date), to call the securities at its discretion in whole, but not in part, on the call settlement date for a cash payment equal to the stated principal amount per security plus any contingent coupon otherwise due. The payment at maturity, if any, will vary as follows:

Scenario 1	On or before any coupon observation date other than the final determination date, UBS elects to call the securities in whole, but not in part.
	▪	On the call settlement date, the securities will be called and UBS will pay a cash payment equal to (i) the stated principal amount plus (ii) any contingent coupon otherwise due, and no further payments will be made on the securities.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 2	UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level.
	▪	The final price of each underlying fund is equal to or greater than its respective trigger level.
	▪	UBS will pay you a cash payment per security on the maturity date equal to (i) the stated principal amount plus (ii) any contingent coupon otherwise due on the maturity date.
	▪	Investors will not participate in any appreciation of the underlying funds from their respective initial prices.

Scenario 3	UBS does not elect to call the securities prior to maturity and the final price of any underlying fund is less than its trigger level.
	▪	The final price of any underlying fund is less than its respective trigger level.
	▪	UBS will pay you a cash payment per security on the maturity date, if anything, that is significantly less than the stated principal amount, equal to (i) the stated principal amount times (ii) one plus the underlying return of the worst performing underlying fund.
	▪	Investors will lose a significant portion or all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the securities, including payments in respect of an issuer call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they become due. If UBS were to default on its payment obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent coupon on a coupon payment date (including the maturity date) if the closing price of any underlying fund is less than its coupon barrier on the corresponding coupon observation date, and you may receive few or no contingent coupons during the term of the securities. UBS may elect, on or before any applicable coupon observation date (other than the final determination date), to call the securities on the call settlement date, regardless of the closing prices of the underlying funds on such coupon observation date. If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, you will lose a significant portion or all of your initial investment at maturity.

January 2022	Page 4

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Investor Suitability

The securities may be suitable for you if:

▪	You fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.
▪	You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.
▪	You understand and accept that an investment in the securities is linked to the performance of the worst performing underlying fund and not a basket of the underlying funds, and that you will lose a significant portion or all of your initial investment if the final price of any underlying fund is less than its trigger level.
▪	You are willing to risk receiving no contingent coupons and believe the closing price of each underlying fund will be equal to or greater than its coupon barrier on each coupon observation date.
▪	You believe that the closing price of each underlying fund will be equal to or greater than its trigger level on the final determination date.
▪	You accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the performance of multiple underlying funds.
▪	You understand and accept that you will not participate in any appreciation in the price of any of the underlying funds and that your potential return is limited to any contingent coupons received.
▪	You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the underlying funds.
▪	You would be willing to invest in the securities based on the coupon barriers, trigger levels and contingent coupon rate specified on the cover hereof.
▪	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying funds.
▪	You are willing to invest in securities that UBS may elect to call early at its discretion and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the securities.
▪	You understand and are willing to accept the risks associated with the underlying funds.
▪	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
▪	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

▪	You do not fully understand the risks of an investment in the securities, including the risk of loss of a significant portion or all of your initial investment.
▪	You are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying fund.
▪	You do not understand or are unwilling to accept that an investment in the securities is linked to the performance of the worst performing underlying fund and not a basket of the underlying funds, and that you will lose a significant portion or all of your initial investment if the final price of any underlying fund is less than its trigger level.
▪	You require an investment designed to provide a full return of principal at maturity.
▪	You are unwilling to risk receiving no contingent coupons during the term of the securities or believe that the closing price of at least one of the underlying funds will decline during the term of the securities and is likely to be less than its coupon barrier on a coupon observation date.
▪	You believe that the closing price of any underlying fund will be less than its trigger level on the final determination date.

January 2022	Page 5

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
▪	You cannot accept that the risks of each underlying fund are not mitigated by the performance of any other underlying fund and the risks of investing in securities with a return based on the performance of multiple underlying funds.
▪	You seek an investment that participates in the full appreciation in the prices of the underlying funds or that has unlimited return potential.
▪	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the underlying funds.
▪	You would be unwilling to invest in the securities based on the coupon barriers, trigger levels or contingent coupon rate specified on the cover hereof.
▪	You seek guaranteed current income from this investment or prefer to receive any dividends paid on the underlying funds.
▪	You are unable or unwilling to hold securities that UBS may elect to call early at its discretion, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.
▪	You do not understand or are not willing to accept the risks associated with the underlying funds.
▪	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

January 2022	Page 6

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices, (2) whether UBS elects to call the securities and (3) the final prices.

Diagram #1: Coupon Observation Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Issuer Call Occurs

For more information about the payout upon an issuer call or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 8.

January 2022	Page 7

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the trade date and will be specified in the final pricing supplement; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$100.00 $200.00 $500.00
Hypothetical Coupon Barrier: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$70.00, which is 70% of the initial price $140.00, which is 70% of the initial price $350.00, which is 70% of the initial price
Hypothetical Trigger Level: Underlying Fund A: Underlying Fund B: Underlying Fund C:	$65.00, which is 65% of the initial price $130.00, which is 65% of the initial price $325.00, which is 65% of the initial price
Hypothetical Term:	Approximately 60 months
Hypothetical Contingent Coupon:	$20.00 per security (equivalent to 8.00% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, on a specified coupon observation date UBS elects and delivers written notice to the trustee to call the securities on the corresponding call settlement date. In Examples 3, 4 and 5, UBS does not elect to call the securities and the securities and remain outstanding until maturity.

	Example 1					Example 2
Coupon Observation Dates	Closing Price of Underlying Fund A	Closing Price of Underlying Fund B	Closing Price of Underlying Fund C	Contingent Coupon	Payment (per security)	Closing Price of Underlying Fund A	Closing Price of Underlying Fund B	Closing Price of Underlying Fund C	Contingent Coupon	Payment (per security)
#1	$80.00 (at or above coupon barrier)	$150.00 (at or above coupon barrier)	$380.00 (at or above coupon barrier)	—*	$1,020.00	$60.00 (below coupon barrier)	$150.00 (at or above coupon barrier)	$360.00 (at or above coupon barrier)	$0	N/A
#2	N/A	N/A	N/A	N/A	N/A	$75.00 (at or above coupon barrier)	$160.00 (at or above coupon barrier)	$400.00 (at or above coupon barrier)	$20.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	$60.00 (below coupon barrier)	$170.00 (at or above coupon barrier)	$430.00 (at or above coupon barrier)	—	$1,000.00
#4 - #19	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

* The issuer call amount includes the contingent coupon otherwise due with respect to the coupon observation date on which UBS, at its sole discretion, elects to call the securities.

▪	In Example 1, UBS notifies the trustee on the first coupon observation date that it would like to call the securities and the closing price of each underlying fund is equal to or greater than its coupon barrier on such coupon observation date. You receive the issuer call amount (reflecting your principal amount plus the contingent coupon otherwise due), calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $20.00 = $1,020.00

In this example, the issuer call feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to issuer call, you will stop receiving contingent coupons. Your total payment per security in this example is $1,020.00 (a 2.00% total return on the securities).

January 2022	Page 8

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
▪	In Example 2, UBS notifies the trustee on the third coupon observation date that it would like to call the securities and the closing price of underlying fund A is less than its coupon barrier on such coupon observation date. Accordingly, UBS will pay on the call settlement date a total of $1,000.00 per security (reflecting your principal amount). When added to the contingent coupon of $20.00 received in respect of the prior coupon observation dates, you will have received a total of $1,020.00. You will not receive any further payments on the securities.

In this example, the issuer call feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are subject to an issuer call, you will stop receiving contingent coupons. Further, because at least one underlying fund is less than its coupon barrier on the third coupon observation date, you receive only $1,000.00 per security. Your total payment per security in this example is $1,020.00 (a 2.00% total return on the securities). You will not participate in any appreciation of any of the underlying funds.

	Example 3					Example 4
Coupon Observation Dates	Closing Price of Underlying Fund A	Closing Price of Underlying Fund B	Closing Price of Underlying Fund C	Contingent Coupon	Payment (per security)	Closing Price of Underlying Fund A	Closing Price of Underlying Fund B	Closing Price of Underlying Fund C	Contingent Coupon	Payment (per security)
#1	$40.00 (below coupon barrier)	$178.00 (at or above coupon barrier)	$370.00 (at or above coupon barrier)	$0	N/A	$40.00 (below coupon barrier)	$178.00 (at or above coupon barrier)	$370.00 (at or above coupon barrier)	$0	N/A
#2	$40.00 (below coupon barrier)	$178.00 (at or above coupon barrier)	$370.00 (at or above coupon barrier)	$0	N/A	$40.00 (below coupon barrier)	$178.00 (at or above coupon barrier)	$370.00 (at or above coupon barrier)	$0	N/A
#3 - #19	Various (all at or above coupon barrier)	Various (all below coupon barrier)	Various (all at or above coupon barrier)	$0	N/A	Various (all at or above coupon barrier)	Various (all below coupon barrier)	Various (all at or above coupon barrier)	$0	N/A
Final Determination Date	$120.00 (at or above coupon barrier and trigger level)	$240.00 (at or above coupon barrier and trigger level)	$600.00 (at or above coupon barrier and trigger level)	$20.00	N/A	$85.00 (at or above coupon barrier and trigger level)	$130.00 (below coupon barrier; at or above trigger level)	$360.00 (at or above coupon barrier and trigger level)	$0	N/A
Payment at Maturity	$1,020.00					$1,000.00
▪	In Example 3, UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its coupon barrier and its trigger level. Accordingly, at maturity, UBS will pay you the stated principal amount and, because the final price of each underlying fund is equal to or greater than its coupon barrier on the final determination date, a contingent coupon with respect to the final determination date. Your payment at maturity is calculated as follows:

Stated Principal Amount + Contingent Coupon = $1,000.00 + $20.00 = $1,020.00

In this example, you receive the stated principal amount per security plus the contingent coupon, equal to a total payment of $1,020.00 per security at maturity. Although all of the underlying funds have appreciated by 20% from their respective initial prices on the final determination date, you receive only $1,020.00 per security and do not benefit from such appreciation. Your total payment per security in this example is $1,020.00 (a 2.00% total return on the securities).

▪	In Example 4, UBS does not elect to call the securities and the final price of each underlying fund is equal to or greater than its trigger level, but the final price of underlying fund B is less than its coupon barrier. Accordingly, at maturity, UBS will pay you the stated principal amount and, because the final price of underlying fund B is less than its coupon barrier on the final determination date, a contingent coupon will not be paid with respect to the final determination date. Your payment at maturity is the stated principal amount of $1,000.00.

In this example, you receive the stated principal amount per security, equal to a total payment of $1,000.00 per security at maturity. Your total payment per security in this example is $1,000.00 (a 0.00% total return on the securities). You will not participate in any appreciation of any of the underlying funds.

January 2022	Page 9

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
	Example 5
Coupon Observation Dates	Closing Price of Underlying Fund A	Closing Price of Underlying Fund B	Closing Price of Underlying Fund C	Contingent Coupon	Payment (per security)
#1	$36.00 (below coupon barrier)	$150.00 (at or above coupon barrier)	$360.00 (at or above coupon barrier)	$0	N/A
#2	$35.00 (below coupon barrier)	$155.00 (at or above coupon barrier)	$380.00 (at or above coupon barrier)	$0	N/A
#3 - #19	Various (all at or above coupon barrier)	Various (all below coupon barrier)	Various (all at or above coupon barrier)	$0	N/A
Final Determination Date	$80.00 (at or above coupon barrier and trigger level)	$80.00 (below coupon barrier and trigger level)	$390.00 (at or above coupon barrier and trigger level)	$0	N/A
Payment at Maturity	$400.00
▪	In Example 5, UBS does not elect to call the securities and the final price of underlying fund B is less than its coupon barrier and its trigger level. Accordingly, at maturity, you will be fully exposed to the negative return of the worst performing underlying fund. Your payment at maturity is calculated as follows:

$1,000.00 × (1 + Underlying Return of the Worst Performing Underlying Fund)

= $1,000.00 × (1 + -60%)

= $1,000.00 × 40%

= $400.00

In this example, because the final price of the worst performing underlying fund represents a 60.00% decline, you will receive a total cash payment per security equal to $400.00 (a 60.00% loss over the term of the securities).

We make no representation or warranty as to which of the underlying funds will be the least performing underlying fund for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If UBS does not elect prior to the final determination date to call the securities and the final price of any underlying fund is less than its trigger level, you will lose a significant portion or all of your initial investment. Specifically, if UBS does not elect to call the securities prior to maturity and the final price of any underlying fund is less than its trigger level, UBS will pay you a cash payment per security that will be significantly less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying fund over the term of the securities.

The securities will not pay a contingent coupon on a coupon payment date if the closing price of any underlying fund is less than its coupon barrier on the corresponding coupon observation date, and you may receive few or no contingent coupons during the term of the securities.

You will be exposed to the market risk of each underlying fund on each coupon observation date and on the final determination date and any decline in the price of one underlying fund may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other underlying fund. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

January 2022	Page 10

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

▪	Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the securities at maturity. If UBS does not elect to call the securities, UBS will repay you the principal amount of your securities in cash only if the final price of each underlying fund is equal to or greater than its trigger level, and will make such payment only at maturity. If UBS does not elect to call the securities and the final price of any underlying fund is less than its trigger level, you will lose a significant percentage of your stated principal amount equal to the underlying return of the worst performing underlying fund and in extreme situations, you could lose all of your initial investment.
▪	The stated payout from the issuer applies only if you hold your securities to maturity. You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of each underlying fund at such time is equal to or greater than its trigger level. All payments on the securities are subject to the creditworthiness of UBS.
▪	You may not receive any contingent coupons with respect to your securities — UBS will not necessarily make periodic coupon payments on the securities. If the closing price of any underlying fund is less than its respective coupon barrier on a coupon observation date, UBS will not pay you the contingent coupon on the corresponding coupon payment date. This will be the case even if the closing prices of the other underlying funds are equal to or greater than their respective coupon barriers on that coupon observation date. If the closing price of any underlying fund is less than its coupon barrier on each coupon observation date, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your securities.
▪	Your potential return on the securities is limited, you will not participate in any appreciation of the underlying funds. The return potential of the securities is limited to the specified contingent coupon rate, regardless of any appreciation of the underlying funds. In addition, your return on the securities will vary based on the number of coupon observation dates, if any, for which the requirements of the contingent coupon have been met prior to maturity or an issuer call. Because UBS may call the securities at its discretion as early as the first potential call settlement date, the total return on the securities could be less than if the securities remained outstanding until maturity. Further, if UBS elects to call the securities, you will not receive any contingent coupons or any other payment in respect of any coupon observation dates after the call settlement date, and your return on the securities could be less than if the securities remained outstanding until maturity. If UBS does not elect to call the securities, you may be subject to the decline in the price of the worst performing underlying fund even though you cannot participate in any appreciation in the price of any underlying fund. As a result, the return on an investment in the securities could be less than the return on a direct investment in any or all of the underlying funds. In addition, as an owner of the securities, you will not have voting rights or any other rights of a holder of any underlying fund.
▪	Greater expected volatility with respect to, and lower expected correlation among, the underlying funds generally reflects a higher contingent coupon rate and a higher expectation as of the trade date that the final price of any of the underlying funds could be less than its trigger level of the securities. Greater expected volatility with respect to, and lower expected correlation among, the underlying funds reflects a higher expectation as of the trade date that the final price of any of the underlying funds could be less than its trigger level of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying fund. This greater expected risk will generally be reflected in a higher contingent coupon rate for that security. However, while the contingent coupon rate is set on the trade date based, in part, on the correlations of the underlying funds and each underlying fund’s volatility calculated using our internal models, an underlying fund’s volatility, and the correlation among the underlying funds, can change significantly over the term of the securities. The price of any underlying fund for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.
▪	UBS may elect to call the securities and the securities are subject to reinvestment risk. UBS may elect to call the securities at its discretion prior to the maturity date. UBS is less likely to exercise its issuer call right when the closing price of any of the underlying funds is less than its coupon barrier. As such, UBS will be more likely to exercise its issuer call right when the closing price of each underlying fund is equal to or greater than its coupon barrier, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. On the other hand, UBS will be less likely to exercise its issuer call right when the closing price of any underlying fund is less than its coupon barrier and/or when the final price of any underlying fund is expected to be less than its trigger level, such that you will receive no contingent coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if UBS does not exercise its issuer call right, it is more likely that you will receive few or no contingent coupons and suffer a significant loss at maturity. Also, UBS is more likely to exercise its issuer call right when prevailing interest rates are low relative to the contingent coupon rate. In the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, the term of the securities will be reduced and you will not receive any payment

January 2022	Page 11

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust on the securities after the applicable call settlement date. There is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the securities, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Because UBS may call the securities at its discretion as early as the first potential call settlement date, you should be prepared in the event UBS elects to call the securities. Further, UBS’ right to call the securities may also adversely impact your ability to sell your securities in the secondary market, if any exists.
▪	An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features. Because of the issuer call and contingent coupon features of the securities, you will bear greater exposure to fluctuations in interest rates than if you purchased securities without such features. In particular, you may be negatively affected if prevailing interest rates begin to rise as discussed in the preceding risk factor, and the contingent coupon rate on the securities may be less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your securities at such time, the value of your securities in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the contingent coupon rate and UBS elects to call the securities, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk.

Risks Relating to Characteristics of the Underlying Funds

▪	You are exposed to the market risk of each underlying fund. Your return on the securities is not linked to a basket consisting of the underlying funds. Rather, it will be contingent upon the performance of each underlying fund. Unlike an instrument with a return linked to a basket of exchange-traded funds (“ETFs”), American depositary receipts, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying fund. Poor performance by any one underlying fund will negatively affect your return and will not be offset or mitigated by the performance of any other underlying fund. For instance, you will receive a negative return equal to the underlying return of the worst performing underlying fund if the final price of any underlying fund is less than its trigger level, even if the underlying return of another underlying fund is positive or has not declined as much. Further, you are subject to the market risk of each underlying fund on each coupon observation date and you will not receive a contingent coupon on a coupon payment date if the closing price of any underlying fund is less than its coupon barrier on the corresponding coupon observation date. Accordingly, your investment is subject to the market risk of each underlying fund.
▪	Because the securities are linked to the worst performing underlying fund, you are exposed to a greater risk of receiving no contingent coupons and losing a significant portion or all of your initial investment at maturity than if the securities were linked to a single underlying fund or fewer underlying funds. The risk that you will not receive any contingent coupons and lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities than the risk of investing in substantially similar securities that are linked to the performance of a single underlying fund or fewer underlying funds if their terms are otherwise substantially similar. With a greater total number of underlying funds, it is more likely that the closing price or final price, as applicable, of any of the underlying funds will be less than its respective coupon barrier on any coupon observation date and less than its trigger level than if the securities were linked to a single underlying fund or fewer underlying funds. In addition, if the performances of the underlying funds are not correlated to each other or are negatively correlated, the risk that the closing price of at least one underlying fund is less than its coupon barrier on one or more coupon observation dates and that the final price of at least one underlying fund is less than its trigger level is even greater. With three underlying funds, it is more likely that the performance of one pair of underlying funds will not be correlated, or will be negatively correlated. Therefore, it is more likely that you will not receive any contingent coupons and that you will lose a significant portion or all of your initial investment at maturity.
▪	Market risk. The return on the securities, which may be negative, is directly linked to the performance of the underlying funds and indirectly linked to the performance of the assets comprising each fund (the “underlying constituents”) and their issuers (the “underlying constituent issuers”). The prices of the underlying funds can rise or fall sharply due to factors specific to each underlying fund, such as stock price volatility; earnings and financial conditions; corporate, industry and regulatory developments; management changes and decisions and other events; general market factors, such as general market levels, interest rates and economic and political conditions; and the composition of the underlying funds. Coronavirus or any other communicable disease or infection may adversely affect the issuers of the underlying constituents and, therefore, the underlying funds. You, as an investor in the securities, should conduct your own investigation into the investment adviser of each underlying fund (the “underlying fund issuers”) and the underlying funds for your securities. For additional information regarding the underlying funds and the underlying fund issuers, please see “Information about the Underlying Funds” herein and the underlying fund issuers' SEC filings referred to in that section. We urge you to review information filed periodically by the underlying fund issuers with the SEC.
▪	There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying funds will rise or fall. There can be no assurance that the closing price of each underlying fund will be equal to or greater than its coupon barrier on each coupon observation date, or, if UBS does not elect to call the

January 2022	Page 12

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust securities, that the final price of each underlying fund will be equal to or greater than its trigger level. The prices of the underlying funds will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying fund issuers and the underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index constituent in particular, and the risk of losing a significant portion or all of your initial investment.
▪	The underlying funds are ETFs and their value may not completely track the value of its underlying constituents. Although the trading characteristics and valuations of ETFs such as the underlying funds will usually mirror the characteristics and valuations of its underlying constituents, their values may not completely track the values of their underlying constituents. The values of the underlying funds will reflect transaction costs and fees that the underlying constituents do not have. In addition, although the underlying funds are currently listed for trading on an exchange, there is no assurance that an active trading market will continue for such underlying funds or that there will be liquidity in the trading market.
▪	Fluctuation of NAV. The net asset value (the ``NAV”) of each underlying fund may fluctuate with changes in the market value of its underlying constituents. The market prices of the underlying funds may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. Furthermore, the underlying constituents of an underlying fund may be unavailable in the secondary market during periods of market volatility, which may make it difficult for market participants to accurately calculate the intraday NAV per share of that underlying fund and may adversely affect the liquidity and prices of the underlying funds, perhaps significantly. For any of these reasons, the market prices of the underlying funds may differ from their respective NAV per share and may trade at, above or below their NAV per share.
▪	No affiliation with the underlying fund issuers or their investment advisers. Neither the underlying fund issuers nor their respective investment advisers, as specified under “Information about the Underlying Funds”, are affiliates of ours nor are they involved with the securities in any way, and no such entity has any obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying funds from publicly available information and have not made any due diligence inquiry with respect to any underlying fund.
▪	Failure of an underlying fund to track the level of its target index. While each underlying fund is designed and intended to track the level of a specific index as specified under “Information about the Underlying Funds” (its “target index”), various factors, including fees and other transaction costs, will prevent an underlying fund from correlating exactly with changes in the level of its target index. Additionally, although the performance of an underlying fund seeks to replicate the performance of its target index, an underlying fund may not invest in all the securities, futures contracts or commodities comprising its target index but rather may invest in a representative sample of the assets comprising its target index. Accordingly, the performance of each underlying fund will not be equal to the performance of its target index during the term of the securities.
▪	The underlying funds utilize a passive indexing investment approach. The underlying funds are not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, each underlying fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of its target index by investing in a portfolio of stocks that generally replicate such target index. Therefore, unless a specific underlying constituent is removed from its target index, the applicable underlying fund generally would not sell a security because such underlying constituent issuer was in financial trouble. In addition, the underlying funds are subject to the risk that the investment strategy of its investment adviser may not produce the intended results.
▪	The securities are subject to currency exchange rate risk. The securities are subject to currency exchange rate risk because the iShares® MSCI EAFE ETF invests in securities that are traded and quoted in non-U.S. currencies on non-U.S. markets. Therefore, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the currencies of the countries in which the iShares® MSCI EAFE ETF may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the U.S., non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currencies strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. underlying constituent. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the underlying constituents will be adversely affected and the market value of, and return on, the securities may decrease.
▪	The securities are subject to risks associated with non-U.S. securities. The securities are subject to risks associated with non-U.S. securities because the iShares® MSCI EAFE ETF invests in the securities of non-U.S. companies. Market developments may affect non-U.S. markets differently from U.S. securities markets and direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. Securities issued by non-U.S. companies are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the applicable underlying constituent(s) include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange

January 2022	Page 13

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
▪	The securities are subject to small-capitalization stock risks. The securities are subject to risks associated with small-capitalization companies because the iShares® Russell 2000 ETF invests in stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore such index may be more volatile than an index in which a greater percentage of its constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

Estimated Value Considerations

▪	The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying funds, the volatility of the underlying funds, any dividends paid on the underlying funds, the correlation among the underlying funds, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date will be less than the issue price you pay for the securities.
▪	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Funds — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

▪	There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates intend, but are not required, to make a market in the securities and may stop making a market at any time. Even if there is a secondary market it may not provide enough liquidity to allow you to trade or sell the securities easily. If you are able to sell your securities prior to maturity you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
▪	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated

January 2022	Page 14

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
▪	Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying funds; the volatility of the underlying funds; any dividends paid on the underlying funds; the correlation among the underlying funds; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; whether the underlying funds are currently or have been below their respective coupon barriers; the composition of the underlying funds; the availability of comparable instruments; and the creditworthiness of UBS.
▪	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

▪	Potential conflicts of interest. We and our affiliates may engage in business related to the underlying funds, which may present a conflict between our obligations as issuer and you, as a holder of the securities. UBS may elect to call the securities pursuant to the issuer call feature. If UBS so elects, the decision may be based on factors contrary to those favorable to a holder of the securities, securities, such as, but not limited to, those described above under “— UBS may elect to call the securities and the securities are subject to reinvestment risk” and “— An investment in securities with contingent coupon and issuer call features may be more sensitive to interest rate risk than an investment in securities without such features”. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price of each underlying fund and whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying funds. can postpone the determination of the terms of the securities on the trade date, or the closing prices of the underlying funds on any coupon observation date (including the final determination date). Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent coupon rate, trigger levels and coupon barriers, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.
In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.
▪	Potentially inconsistent research, opinions or recommendations by UBS. UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying funds to which the securities are linked.
▪	We may engage in business with or involving one or more underlying fund issuers or investment advisers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying fund issuers or investment

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Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust advisers without regard to your interests and thus may acquire non-public information about the underlying funds. Neither we nor any of our affiliates undertakes to disclose any such information to you.
▪	Potential UBS impact on an underlying fund. Trading or transactions by UBS or its affiliates in an underlying fund, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying fund, may adversely affect the market price(s) or level(s) of that underlying fund on any date of determination and, therefore, the market value of the securities and any payment on the securities.
▪	The calculation agent can make antidilution and reorganization adjustments that affect the market value of, and return on, the securities. For antidilution and reorganization events affecting an underlying fund, the calculation agent may make adjustments to its initial price, coupon barrier, trigger level and/or final price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying fund. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain reorganization events relating to an underlying fund issuer where such issuer is not the surviving entity, the determination as to whether the contingent coupon is payable to you on any coupon payment date or the amount you receive at maturity may be based on the equity security of a successor to such underlying fund issuer in combination with any cash or any other assets distributed to holders of such underlying fund in such reorganization event. If an underlying fund issuer becomes subject to (i) a reorganization event whereby such underlying fund is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) such underlying fund is delisted or otherwise suspended from trading, the determination as to whether the contingent coupon is payable to you on any coupon payment date or the amount you receive at maturity may be based on a substitute security. Following a delisting or suspension from trading or discontinuance of an underlying fund, the determination as to whether the contingent coupon is payable to you on any coupon payment date or the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described further under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF” in the accompanying product supplement. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

▪	Any payment on the securities is subject to the creditworthiness of UBS. The securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose all of your initial investment.
▪	The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
▪	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust owed by UBS (a “write-off”), including its obligations under the securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

▪	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

January 2022	Page 17

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Information about the Underlying Funds

All disclosures contained in this document regarding each underlying fund for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying fund. You should make your own investigation into each underlying fund.

Included on the following pages is a brief description of each underlying fund. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly closing high and quarterly closing low for each underlying fund. The information given below is for the specified calendar quarters. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying funds as an indication of future performance.

iShares® MSCI EAFE ETF

We have derived all information contained herein regarding the iShares® MSCI EAFE ETF (the “EFA Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the EFA Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The EFA Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The EFA Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE® Index (the “target index”). The target index seeks to measure the equity market performance of developed markets outside of the U.S. and Canada. The target index was created by, and is calculated, maintained and published by, MSCI Inc. (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the EFA Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the EFA Fund’s website. Expenses of the EFA Fund reduce the net asset value of the assets held by the EFA Fund and, therefore, reduce the value of the shares of the EFA Fund.

BFA uses a representative sampling strategy to manage the EFA Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the investment adviser determines to collectively havean investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The EFA Fund may or may not hold all of the securities that are included in the target index.

The EFA Fund will generally invest at least 90% of its assets in the securities of the target index and depositary receipts representing the securities of the target index. The EFA Fund also may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help the EFA Fund track the target index. The EFA Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Shares of the EFA Fund are listed on the NYSE Arca under the ticker symbol “EFA”.

Information from outside sources including, but not limited to the prospectus related to the EFA Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the EFA Fund or the target index.

Information filed by iShares with the SEC, including the prospectus for the EFA Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Information as of market close on January 19, 2022:

Bloomberg Ticker Symbol:	EFA	52 Week High (on September 7, 2021):	$82.13
Current Price:	$77.77	52 Week Low (on January 29, 2021):	$72.39
52 Weeks Ago (on January 19, 2021):	$74.94

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on January 19, 2022 was $77.77. The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2012 to January 19, 2022. The dotted lines represent its hypothetical coupon barrier of $54.44 and its hypothetical trigger level of $50.55, which are equal to 70% and 65%, respectively, of its closing price on January 19, 2022. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any coupon observation date.

iShares® MSCI EAFE ETF	High	Low	Period End
2018
First Quarter	$75.25	$67.94	$69.68
Second Quarter	$71.90	$66.35	$66.97
Third Quarter	$68.98	$65.43	$67.99
Fourth Quarter	$68.07	$56.89	$58.78
2019
First Quarter	$65.61	$58.13	$64.86
Second Quarter	$66.99	$63.40	$65.73
Third Quarter	$66.68	$61.30	$65.21
Fourth Quarter	$69.66	$63.25	$69.44
2020
First Quarter	$70.38	$46.50	$53.46
Second Quarter	$64.65	$50.90	$60.87
Third Quarter	$65.92	$61.10	$63.65
Fourth Quarter	$73.52	$61.39	$72.96
2021
First Quarter	$76.92	$72.39	$75.87
Second Quarter	$81.95	$76.86	$78.88
Third Quarter	$82.13	$76.90	$78.01
Fourth Quarter	$81.83	$76.40	$78.68
2022
First Quarter (through January 19, 2022)	$79.66	$77.77	$77.77

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iShares®Russell 2000 ETF

We have derived all information contained herein regarding the iShares® Russell 2000 ETF (the “IWM Fund”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the IWM Fund’s investment adviser, BlackRock Fund Advisors (“BFA” or the “investment adviser”) and the index sponsor of the target index, as defined below.

The IWM Fund is one of the separate investment portfolios that constitute the iShares Trust (“iShares”). The IWM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index (the “target index”). The target index seeks to measure the performance of the small-capitalization segment of the U.S. equity market. The target index is a subset of the Russell 3000® Index, which measures the performance of the largest 3,000 U.S. companies, and the target index is composed of the smallest 2,000 companies included in the Russell 3000® Index. The target index is calculated, maintained and published by, FTSE Russell (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

Select information regarding the IWM Fund’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the IWM Fund’s website. Expenses of the IWM Fund reduce the net asset value of the assets held by the IWM Fund and, therefore, reduce the value of the shares of the IWM Fund.

BFA uses a representative sampling strategy to manage the IWM Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the target index that the investment adviser determines to collectively have an investment profile similar to that of the target index. The securities selected are intended to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the target index. The IWM Fund may or may not hold all of the securities that are included in the target index.

The IWM Fund generally invests at least 90% of its assets in securities of the target index and in depositary receipts representing securities of the target index. The IWM Fund may invest the remainder of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the target index, but which BFA believes will help track the target index. The IWM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in the stocks of a particular industry or group of industries to approximately the same extent that the target index is concentrated.

Shares of the IWM Fund are listed on the NYSE Arca under the ticker symbol “IWM”.

Information from outside sources including, but not limited to the prospectus related to the IWM Fund and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the IWM Fund or the target index.

Information filed by iShares with the SEC, including the prospectus for the IWM Fund, can be found by reference to its SEC file numbers: 333-92935 and 811-09729 or its CIK Code: 0001100663.

Information as of market close on January 19, 2022:

Bloomberg Ticker Symbol:	IWM	52 Week High (on November 8, 2021):	$242.56
Current Price:	$204.45	52 Week Low (on January 19, 2022):	$204.45
52 Weeks Ago (on January 19, 2021):	$213.45

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on January 19, 2022 was $204.45. The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2012 to January 19, 2022. The dotted lines represent its hypothetical coupon barrier of $143.12 and its hypothetical trigger level of $132.89, which are equal to 70% and 65%, respectively, of its closing price on January 19, 2022. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any coupon observation date.

iShares® Russell 2000 ETF	High	Low	Period End
2018
First Quarter	$159.96	$145.44	$151.83
Second Quarter	$169.97	$148.13	$163.77
Third Quarter	$173.02	$164.20	$168.55
Fourth Quarter	$166.33	$125.88	$133.90
2019
First Quarter	$158.24	$132.25	$153.09
Second Quarter	$160.71	$145.86	$155.50
Third Quarter	$157.90	$144.85	$151.34
Fourth Quarter	$166.68	$146.46	$165.67
2020
First Quarter	$169.53	$99.90	$114.46
Second Quarter	$153.09	$104.62	$143.18
Third Quarter	$158.46	$139.07	$149.79
Fourth Quarter	$199.14	$152.18	$196.06
2021
First Quarter	$234.42	$193.50	$220.94
Second Quarter	$232.89	$211.85	$229.37
Third Quarter	$231.39	$211.73	$218.75
Fourth Quarter	$242.56	$212.12	$222.45
2022
First Quarter (through January 19, 2022)	$225.32	$204.45	$204.45

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The SPDR® S&P 500® ETF Trust

We have derived all information contained herein regarding the SPDR® S&P 500® ETF Trust (the “SPY Trust”) and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, the sponsor of the SPY Trust, PDR Services LLC (the “sponsor” or its “investment adviser”), the trustee of the SPY Trust, State Street Global Advisors Trust Company (the “trustee”) or its parent company, State Street Bank and Trust Company, and the index sponsor of the target index, as defined below.

The SPY Trust is a unit investment trust that issues securities called “Units” of the SPY Trust, each of which represents a fractional undivided ownership interest in the SPY Trust. The SPY Trust seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “target index”). The target index is designed to measure the performance of 500 large-capitalization companies in the U.S. equity market. The target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the “index sponsor”). The index sponsor is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

The SPY Trust is not actively managed. The SPY Trust holds a portfolio of securities consisting of substantially all of the component common stocks, in substantially the same weighting, which comprise the target index. The trustee on a nondiscretionary basis adjusts the composition of the SPY Trust to conform to changes in the composition and/or weighting of securities in the target index. Although the SPY Trust may fail to own certain securities included in the target index at any particular time, the SPY Trust generally will be substantially invested in the securities included in the target index. The SPY Trust may or may not hold all of the securities that are included in the target index.

Select information regarding the SPY Trust’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the SPY Trust’s website. Expenses of the SPY Trust reduce the net asset value of the assets held by the SPY Trust and, therefore, reduce the value of the shares of the SPY Trust.

Shares of the SPY Trust are listed on the NYSE Arca under the ticker symbol “SPY”.

Information from outside sources including, but not limited to the prospectus related to the SPY Trust and any other website referenced in this section, is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. We have not undertaken an independent review or due diligence of any publicly available information with respect to the SPY Trust or the target index.

Information filed by the SPY Trust with the SEC, including the prospectus for the SPY Trust, can be found by reference to its SEC file numbers: 033-46080 and 811-06125 or its CIK Code: 0000884394.

Information as of market close on January 19, 2022:

Bloomberg Ticker Symbol:	SPY	52 Week High (on January 3, 2022):	$477.71
Current Price:	$451.75	52 Week Low (on January 29, 2021):	$370.07
52 Weeks Ago (on January 19, 2021):	$378.65

January 2022	Page 24

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Historical Information

The table below sets forth the published high and low closing prices, as well as end-of-quarter closing price, of the underlying fund for the period specified. The closing price of the underlying fund on January 19, 2022 was $451.75. The associated graph shows the closing prices of the underlying fund for each trading day from January 1, 2012 to January 19, 2022. The dotted lines represent its hypothetical coupon barrier of $316.23 and its hypothetical trigger level of $293.64, which are equal to 70% and 65%, respectively, of its closing price on January 19, 2022. Its actual coupon barrier and trigger level will be set on the trade date. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The historical performance of the underlying fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying fund at any time, including on any coupon observation date.

SPDR® S&P 500® ETF Trust	High	Low	Period End
2018
First Quarter	$286.58	$257.63	$263.15
Second Quarter	$278.92	$257.47	$271.28
Third Quarter	$293.58	$270.90	$290.72
Fourth Quarter	$291.73	$234.34	$249.92
2019
First Quarter	$284.73	$244.21	$282.48
Second Quarter	$295.86	$274.57	$293.00
Third Quarter	$302.01	$283.82	$296.77
Fourth Quarter	$322.94	$288.06	$321.86
2020
First Quarter	$338.34	$222.95	$257.75
Second Quarter	$323.20	$246.15	$308.36
Third Quarter	$357.70	$310.52	$334.89
Fourth Quarter	$373.88	$326.54	$373.88
2021
First Quarter	$397.26	$368.79	$396.33
Second Quarter	$428.06	$400.61	$428.06
Third Quarter	$453.19	$424.97	$429.14
Fourth Quarter	$477.48	$428.64	$474.96
2022
First Quarter (through January 19, 2022)	$477.71	$451.75	$451.75

January 2022	Page 25

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

This document relates only to the securities offered hereby and does not relate to the underlying funds or other securities linked to the underlying funds. We have derived all disclosures contained in this document regarding the underlying funds from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying funds.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying funds.

January 2022	Page 26

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each coupon payment date shall be the business day prior to such scheduled coupon payment date; provided, however, that any contingent coupon payable at maturity or upon issuer call shall be payable to the person to whom the payment at maturity or issuer call amount, as the case may be, shall be payable.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupon” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying funds. If your securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or call settlement date) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your securities. Subject to the “constructive ownership rules” of Section 1260 discussed below, such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your securities prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, (including possible treatment as a “constructive ownership” transaction under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupon” in the accompanying product supplement.

Section 1260. Because the underlying funds would be treated as “pass-thru entities” for purposes of Section 1260 of the Code, it is possible that the securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

January 2022	Page 27

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
Section 1297. We will not attempt to ascertain whether any underlying issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, upon the taxable disposition of the relevant securities. U.S. holders should consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. Notice 2008-2 focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or a trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their securities if they do not hold their securities in an account maintained by a financial institution and the aggregate value of their securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its securities and fails to do so.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any underlying issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying issuer as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

January 2022	Page 28

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

Based on our determination that the securities are not “delta-one” with respect to any underlying fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying funds or the securities. If you enter, or have entered, into other transactions in respect of the underlying funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. As the treatment of the securities is unclear, it is possible that any contingent coupon payment with respect to the securities could be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no contingent coupon over the entire term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the underlying issuers).

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the trade date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and the payment at maturity, if any. See “Risk Factors” in this document for a discussion of these adverse effects.

January 2022	Page 29

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$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $20.00 per security. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $20.00 reflecting a fixed structuring fee of $3.33 and a fixed sales commission of $16.67 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest. UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation. The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” in this document.

Prohibition of sales to EEA & UK retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

January 2022	Page 30

Trigger Callable Contingent Yield Securities due on or about February 2, 2027
$• Based on the worst performing of the shares of the iShares® MSCI EAFE ETF, the shares of the iShares® Russell 2000 ETF and the shares of the SPDR® S&P 500® ETF Trust

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information about UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	11
Information about the Underlying Funds	18
Additional Information about the Securities	27

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-1
Coupons	PS-2
Early Redemption	PS-2
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-3
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-6
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-7
Risk Factors	PS-9
General Terms of the Securities	PS-23
Use of Proceeds and Hedging	PS-46
Material U.S. Federal Income Tax Consequences	PS-47
Certain ERISA Considerations	PS-69
Supplemental Plan of Distribution (Conflicts of Interest)	PS-70

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS,
its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or
Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•

UBS AG

Trigger Callable Contingent Yield Securities

due on or about February 2, 2027

Amendment No. 1 Dated January 25, 2022 to the

Preliminary Pricing Supplement dated January 20, 2022

(To Product Supplement dated February 24, 2021

and Prospectus dated February 24, 2021)

UBS Investment Bank

UBS Securities LLC